UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2025

Lord Abbett Private Credit Fund S

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01843	99-5126353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 6, 2025, Lord Abbett Private Credit Fund S (the “Fund”) entered into an amended and restated limited liability company agreement (the “LLC Agreement”) with Stifel Bank & Trust (“Stifel”) to establish a joint venture (“JV”). The JV is expected to make certain loans consisting of primarily middle market club loans and direct lending loans to U.S. issuers. Initial capital commitments from the Fund and Stifel total approximately $68.57 million.

All portfolio decisions and generally all other decisions in respect of the JV must be approved by the board of the JV consisting of representatives of the Fund and Stifel (generally with approval from a representative of each required). The Fund and Stifel have equal voting rights with respect to the JV.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND S

Date: May 9, 2025	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer